Exhibit 10.1


                    EMPLOYEE SEVERANCE AND RELEASE AGREEMENT

         This Employee Severance and Release Agreement (the "Agreement"), dated this 15th day of September, 1999, by and between JEFFREY A. TISCHLER (the "Employee") and LANDAMERICA FINANCIAL GROUP, INC., a Virginia Corporation (the "Company") provides:

         1.    Termination of Employment; Severance Benefits.

         Employee's employment shall terminate effective September 15, 1999. Employee agrees to resign from all current positions, including those of employee, officer and director, of LandAmerica Financial Group, Inc., Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation, Transnation Title Insurance Company and any other entities affiliated with the Company. In consideration of Employee's resignation and acceptance and execution of this Agreement, the Company will pay Employee the payments and benefits set forth herein. The Company shall make to Employee within thirty (30) days of the termination of his employment a lump sum payment of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00). The Company shall make to Employee a lump sum payment of Seventy-Five Thousand and No/100 Dollars ($75,000.00) on February 29, 2000 provided that he has not breached any of the terms of this Agreement.

         Employee understands that prior to the payment of any taxable payments and benefits provided herein, the Company will deduct from these sums and benefits all federal withholding taxes and other payroll deductions the Company is required by law to make from such payments to employees. Employee further understands and acknowledges that these payments and benefits, along with the payments set forth in the Release Agreement, are all the payments Employee is entitled to receive from the Company, except for any outstanding payments for any accrued vacation and vested savings, pension or other benefits to which Employee may be entitled under the Company's standard retirement or other welfare benefit programs. The Employee's participation in and terminating distributions and vested rights under any such retirement plans of the Company and any of its affiliates shall be governed by the terms of those respective plans and shall not be affected by this Agreement.

         2.     Unreimbursed Expenses

         The Company agrees to reimburse Employee for all reasonable and verifiable business expenses submitted on or before October 31, 1999 which are compensable pursuant to the terms of the Company's normal policies and procedures governing the reimbursement of such business expenses. The Company additionally agrees to reimburse Employee for reasonable and verifiable expenses, up to a maximum amount of Ten Thousand Dollars ($10,000.00), relating to his relocation to Richmond, Virginia, provided that the expenses are compensable pursuant to the Company's normal policies and procedures governing the reimbursement of relocation expenses and are submitted on or before October 31, 1999. The Company agrees to reimburse the Employee for expenses incurred by the Employee for the purpose of personal financial, tax and estate planning, up to a maximum amount of Five Thousand Dollars ($5,000.00) for the fiscal year 1998 and up to a maximum amount of Two Thousand Five Hundred Dollars ($2500.00) for fiscal year 1999 upon the presentation by Employee of proper documentation for the expenses and otherwise in accordance with the Company's policies regarding such expenses in effect at the time of the execution of this Agreement, provided that such expenses are submitted on or before October 31, 1999.

         3.    Company Stock.

         All stock options held by Employee shall vest upon the effective date of this Agreement and shall be immediately exercisable. All shares of restricted stock held by Employee pursuant to the Company's 1998 Restricted Stock Agreement shall vest immediately upon the effective date of this Agreement.

         4.    Outplacement Services.

         The Company shall, at its sole expense, provide Employee with outplacement services. The Company shall provide Employee with two reputable national outplacement firms from which to choose and shall pay up to Ten Thousand and No/100 Dollars ($10,000.00) to the firm of Employee's choice to provide the outplacement services.

         5.    Change of Control.

         If the Company undergoes a "Change of Control," on or before June 15, 2000, the Company shall pay to Employee an amount equal to the sum of three times Employee's current Annual Base Salary and three times Employee's Highest Annual Bonus plus the monetary benefits set forth in paragraph 9 of the Change of Control Agreement minus any monetary payments which Employee receives pursuant to this Agreement or the Release Agreement.

Employee shall not be entitled to any of the other benefits or monetary payments of any type set forth in the parties' Change of Control Agreement.

         If a Change of Control, as defined in paragraph 2 of the Change of Control Agreement occurs subsequent to June 15, 2000, Employee shall not be entitled to any of the benefits or monetary payments set forth in the parties' Change of Control Agreement.

         The foregoing terms "Change of Control," "Annual Base Salary," and "Highest Annual Bonus" shall be defined as set forth in the Change of Control Agreement executed between the Company and Employee, with the exception that it shall not matter that the Employee is not an active employee of the Company at the time of the Change of Control.

         6.    Health Insurance.

         Employee may elect pursuant to the provisions of federal law (COBRA) to continue group health care coverage beyond the date of the termination of his employment at his expense.

         7.    No Obligation to Make Payment under Normal Policies.

         Employee understands, acknowledges and agrees that the payments and benefits provided herein provide more than the Company is required to pay under its normal policies and procedures.

         8.    Complete Release.

         Employee agrees to release the Company and all of its affiliated companies and their subsidiaries, and the employees, officers, agents and directors of any of them, from all claims, demands, causes of action, liabilities and obligations of whatever nature or source, whether known or unknown, that Employee may have based on Employee's relationship with the Company or any affiliated companies as an employee, officer or director or the termination of that relationship. This includes, but is not limited to, a release of any rights or claims Employee may have under Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Age Discrimination in Employment Act of 1967, which prohibits discrimination in employment based on age; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act, which prohibits discrimination against otherwise qualified disabled individuals, or any other federal, state or local laws or regulations prohibiting employment discrimination. This also includes but is not limited to a release by Employee of any claims for wrongful discharge or breach of contract and any and all other claims which are a result of, based upon or arise out of the Employee's relationship with the Company or its affiliates and subsidiaries or the termination of that relationship. This release covers both claims that Employee knows about and those the Employee may not know about.

         This release does not include, however, a release of Employee's rights or claims, if any, to payment of ERISA or other benefits under or relating to the Company's or its predecessors' Cash Balance Plan Account, pension plan, standard savings, welfare and retirement benefit programs, and the right to elect continuation in Company medical plans as provided under COBRA. The Company agrees to work in good faith with Employee to resolve any disputes relating to the Cash Benefit Plan Account.

         9.    No Future Lawsuits.

         Employee promises never to file a lawsuit, complaint or charge asserting any claims that are released in this Agreement.

         10.   Disclaimer of Liability.

         This Agreement, and the payments and performances provided for hereunder, are made solely to assist Employee in making the transition from employment with the Company, and are not and shall not be construed to be an admission of any liability, an admission of the truth of any fact, or a declaration against interest on the part of the Company.

         11.   Claim for Reinstatement.

         Employee agrees to waive and abandon any claim to reinstatement with the Company.

         12.   Non-Release of Future Claims.

         This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act or other statutory or common law which rights or claims arise after the date the Employee signs this Agreement.

         13.   Relationship With Company.

         Employee agrees not to make any derogatory statement with regard to the performance, character or reputation of the Company, its personnel and any and all related companies, or assert that any current or former employee, agent, director or officer of same has acted improperly or unlawfully with respect to Employee regarding employment, except as otherwise compelled by lawful subpoena or court order. The Company, its Board of Directors, its Chairman, its

President, its Senior and Executive Vice-Presidents based in the Company's corporate headquarters in Richmond, Virginia agree not to make any derogatory statement with regard to the performance, character or reputation of Employee or assert that Employee has acted improperly or unlawfully, except as otherwise compelled by lawful subpoena or court order. However, in the event the Company discovers objective evidence of illegal conduct by Employee, the Company is authorized to make truthful statements regarding Employee's conduct. The Company agrees to provide Employee with the letter of reference attached hereto as Exhibit A regarding the termination of Employee's employment. The Company also agrees to release the press release attached hereto as Exhibit B. In the event the Company is contacted regarding Employee, the Company's Chairman and Human Resources Department shall keep its comments consistent with Exhibits A and B hereto.

         Employee further agrees to cooperate with and to assist the Company in any litigation or other disputes about which he has knowledge. Employee's cooperation shall include, but not be limited to, meeting with and discussing such information with attorneys or other agents of the Company and testifying truthfully in depositions or in Court, if deemed necessary by the Company. The Company agrees to provide reasonable compensation to Employee for his time and expenses incurred while cooperating or assisting the Company with litigation or other disputes.

         14.   Restrictive Covenants.

               (a) Confidential Information. Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, their respective businesses, which shall have been obtained by Employee during Employee's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts of Employee or representatives of Employee in violation of this Agreement). Employee shall not, without the prior written consent of the Company or except as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company or those designated by it.

               (b) Non-Competition. The Employee agrees that for six (6) months after the termination of the Employee's employment with the Company, he will not, without the prior written consent of the Company, directly or indirectly, engage in or have an interest in (as owner, partner, shareholder, employee, director, officer, consultant or otherwise), with or without compensation, any business which is in competition with the Company's business of title insurance underwriting. Nothing herein, however, will prohibit the Employee from acquiring or holding not more than one percent (1%) of any class of publicly traded securities of any such business, provided that such securities entitle the Employee to no more than one percent (1%) of the total outstanding votes entitled to be cast by security-holders of such business in matters in which such security-holders are entitled to vote.

               (c) Non-Interference. (i) The Employee agrees and covenants that, for a period of six (6) months after termination of Employee's employment with the Company, the Employee shall not, without the prior written approval of the Board of Directors of the Company, Interfere directly or indirectly in any way with the Company or any of its affiliates.

                      (ii) For purposes of this Agreement, "Interfere" shall mean, to solicit, entice, persuade, induce, influence or attempt to influence, directly or indirectly, clients or Prospective Clients, employees, agents or independent contractors of the Company or any of its affiliated companies to restrict, reduce, sever or otherwise alter their relationship with the Company or any of its affiliated companies.

                      (iii) For purposes of this Agreement, "Prospective Clients" shall mean persons or entities identified by the Company as prospective clients of the Company or any of its affiliated companies within twelve (12) months prior to the Date of Termination and with whom the Company or such affiliated companies have had contact.

               (d) Severability and Reduction in Scope of Provisions. The covenants and agreements of the Employee contained in paragraphs (a) through (c) above are separate and distinct covenants and agreements of the Employee and if any part of any such paragraph is void, invalid or unenforceable, such paragraph shall be severed from this Agreement and shall not affect or impair any other paragraph or the balance of this Agreement, and this Agreement with the void, invalid or unenforceable paragraph stricken herefrom shall remain in full force and effect. Further, the periods and scope of the restrictions set forth in any such paragraph or subparagraph shall be reduced by the minimum amount necessary to reform such paragraph or subparagraph to the maximum level of enforcement permitted to the Company by the law governing this Agreement, if such reform is permitted.

               (e) Remedy for Breach. The Employee acknowledges that the Company and its affiliated companies or any one of them will be irrevocably damaged if all of the provisions of this Section 14 are not specifically enforced. Accordingly, the Employee agrees that, in addition to any other relief to which the Company may be entitled, any one of the Company or its affiliated companies will be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purpose of restraining the Employee from any actual or threatened breach of this Section 14. Employee further agrees that in the event of any non-compliance with this Agreement by the Employee (as evidenced by a judicial finding of non-compliance), the Employee forfeits his right to the payment of $75,000.00 referenced in paragraph 1 of this Agreement. Nothing contained in this Agreement, however, shall prohibit the Company or the Employee from pursuing damages for breach of this Agreement. In the event that either party breaches this Agreement in any respect, the other party shall recover its costs and expenses, including reasonable attorney's fees, incurred in enforcing performance of the terms of this Agreement.

               (f) Validity of Covenant. The Employee agrees that the covenants contained in this Section 14 are reasonably necessary to protect the legitimate interests of the Company and its affiliated companies, are reasonable with respect to time and territory, and do not interfere with the interests of the public. The Employee further agrees that the descriptions of the covenants contained in this Section 14 are sufficiently accurate and definite to inform the Employee of the scope of the covenants.
Finally, the Employee agrees that the consideration provided for in this Agreement is full, fair and adequate to support the Employee's obligations hereunder.

         15.   Indemnification.

         This Agreement does not in any manner restrict, change, modify, or divest Employee of indemnification or other protections which currently exists through insurance policies, corporate documents or statutory provisions.

         16.   Encouragement to Consult with Attorney.

         Employee has been, and is, strongly encouraged to consult with an attorney before signing this Agreement, and understands that whether or not to do so is Employee's own decision. Employee acknowledges that he has had an opportunity to consult with counsel of his own choice and obtain such further advice as he may wish.

         17.   Acknowledgment.

         Employee acknowledges that he has signed this Agreement freely and voluntarily without duress of any kind.

         18.   References To The Company.

         As used in this Agreement, the "Company" shall refer to LandAmerica Financial Group, Inc., Commonwealth land Title Insurance Company, Lawyers Title Insurance Corporation and Transnation Title Insurance Company and any affiliated companies, entities or subsidiaries.

         19.   Entire Agreement.

         This Agreement is the entire Agreement between Employee and the Company related to Employee's severance of employment. This Agreement extinguishes any rights that the employee may have had pursuant to the Change of Control Employment Agreement between Employee and the Company except as specifically provided in paragraph 5 of this Agreement. The Company has made no promises to Employee other than those in this Agreement. This Agreement in no way extinguishes the rights and obligations created by the Release Agreement presented to Employee his same date.

         20.   Successorship.

         It is the intention of the parties that the provisions hereof be binding upon the parties, their employees, affiliates, agents, heirs, successors and assigns forever. In the event of Employee's death, any remaining payments set forth in this Agreement shall be made to Employee's estate, provided that employee is not in material breach of the Agreement at the time of his death.

         21.   Governing Law.

         This Agreement shall be governed by the laws of the Commonwealth of Virginia.

         EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND IS VOLUNTARILY ENTERING INTO IT. PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

                                                EMPLOYEE

September 15, 1999                              /s/ Jeffrey A. Tischler
-------------------------------                 -------------------------------
Date                                            Jeffrey A. Tischler


                                                LANDAMERICA FINANCIAL
                                                 GROUP, INC.


September 17, 1999                              By: /s/ Charles H. Foster, Jr.
-------------------------------                     ---------------------------
Date                                                Charles H. Foster, Jr.
                                                    Chairman and Chief Executive
                                                    Officer

                                                                       Exhibit A




                               September 15, 1999





TO WHOM IT MAY CONCERN:

         Jeffrey A. Tischler served as the Executive Vice President and Chief Financial Officer of LandAmerica Financial Group, Inc. for the period of February 27, 1998 through September 15, 1999.

         At the time of his departure, Mr. Tischler was in good standing. During his employment, Mr. Tischler was a key member of executive management. His many contributions included playing an important role in LandAmerica's highly successful public offering, assisting in the efficient integration of Commonwealth Land Title Insurance Company and Transnation Title Insurance Company into the LandAmerica family of companies, and effectively dealing with rating agencies to garner extremely favorable financial strength ratings for LandAmerica's insurance companies.

                                                                       Exhibit B


FOR IMMEDIATE RELEASE:                                  CONTACT:
September 15, 1999                                      H. Randolph Farmer
                                                        Senior Vice President
                                                        Corporate Communications
                                                        804/267-8120

                        LANDAMERICA FINANCIAL GROUP, INC.
                       ELECTS NEW CHIEF FINANCIAL OFFICER

         LandAmerica Financial Group, Inc. (NYSE-LFG) today announced the election of G. William Evans to the position of Executive Vice President and Chief Financial Officer of the Company effective immediately. Mr. Evans replaces Jeffrey A. Tischler who has left the Company to pursue other interests. Mr. Evans had served as Executive Vice President - Information Technology of the Company since February 27, 1998, and he was Vice President and Treasurer of the Company from October 1991 to February 1998.

         Charles H. Foster, Jr., Chairman and Chief Executive Officer, said, "Jeff Tischler has been a key member of executive management since joining us in February 1998. His many contributions have included playing an important role in our highly successful 1998 public offering, assisting in the efficient integration of Commonwealth Land Title Insurance Company and Transnation Title Insurance Company into the LandAmerica family of companies, and effectively dealing with rating agencies to garner favorable financial strength ratings for our insurance companies. We wish him well in his future endeavors."

         Mr. Foster also commented, "For many years Bill Evans has played a major role in several important areas, including the Company's business planning, its public stock offerings and finance transactions, its development of advanced information technology systems, and its growth through acquisitions such as the 1998 acquisition of Commonwealth Land Title Insurance Company and Transnation Title Insurance Company. With Bill's prior experience as the Company's principal financial officer and the talented management team that we have in place, we are confident in our ability to execute the Company's financial and strategic objectives."

         LandAmerica Financial Group, Inc. is a premier provider of title insurance and a broad range of real estate-related services. LandAmerica, through its subsidiaries Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation and Transnation Title Insurance Company, services its residential and commercial customers with more than 600 offices throughout the United States, Canada and the Caribbean.

         The Company cautions readers that the statements contained herein regarding the Company's future operations and business prospects are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission.